 THIS AGREEMENT is dated July 15, 2021.

BETWEEN:

I-Minerals Inc., a body corporate, continued under the laws of Canada, having its head office at Suite 880 – 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6

(hereinafter called the “Company”)

OF THE FIRST PART

AND:

BV Lending, LLC, an Idaho limited liability company, having its head office at Suite 300, 2194 Snake River Parkway, Idaho Falls, Idaho, U.S.A. 83402 (hereinafter called “BV”)

OF THE SECOND PART

WHEREAS:

A.	Pursuant to an agreement among the parties dated June l, 2016, as amended by an amending agreement dated October 25, 2017 (hereinafter called the "First Amending Agreement"), as further amended by an amending agreement dated January 19, 2018 (hereinafter called the "Second Amending Agreement"), as further amended by an amending agreement dated March 20, 2018 (hereinafter called the “Third Amending Agreement”), as further amended by an amending agreement dated March 27, 2019 (hereinafter called the “Fourth Amending Agreement”), as further amended by an amending agreement dated June 28, 2019 (hereinafter called the “Fifth Amending Agreement”), with the loan agreement dated June 1, 2016, as amended by the First Amending Agreement, the Second Amending Agreement, the Third Amending Agreement, the Fourth Amending Agreement and the Fifth Amending Agreement hereinafter collectively called the "Loan Agreement", BV agreed to advance certain funds to the Company to advance its Bovill Kaolin Project located in the State of Idaho, U.S.A.;

B.	Pursuant to an agreement among the parties dated September 11, 2018 (hereinafter called the “2018 Loan Agreement”), BV agreed to advance an additional $2,500,000 to the Company to further advance its Bovill Kaolin Project located in the State of Idaho, U.S.A.;

C.	The Loan Agreement and the 2018 Loan Agreement are hereinafter collectively referred to as the “Loan Agreements”;

D.	The Loan Agreements were previously amended by an amending agreement dated October 25, 2019;

E.	Pursuant to paragraph 1.01 of an agreement between the Company and BV dated June 4, 2020, the date for the repayment of all cash advances made pursuant to the Loan Agreements, together with all accrued and unpaid interest thereon, was extended until December 15, 2020;

F.	Pursuant to paragraph 1.01 of an agreement between the Company and BV dated December 3, 2020, the date for the repayment of all cash advances made pursuant to the Loan Agreements, together with all accrued and unpaid interest thereon, was extended until March 15, 2021;

G.	Pursuant to paragraph 1.01 of an agreement between the Company and BV dated March 9, 2021, the date for the repayment of all cash advances made pursuant to the Loan Agreements, together with all accrued and unpaid interest thereon, was extended until April 15, 2021;

H.	Pursuant to paragraph 1.01 of an agreement between the Company and BV dated April 15, 2021, the date for the repayment of all cash advances made pursuant to the Loan Agreements, together with all accrued and unpaid interest thereon, was extended until May 15, 2021;

I.	Pursuant to paragraph 1.01 of an agreement between the Company and BV dated May 10, 2021, the date for the repayment of all cash advances made pursuant to the Loan Agreements, together with all accrued and unpaid interest thereon, was extended until June 15, 2021;

J.	Pursuant to paragraph 1.01 of an agreement between the Company and BV dated June 15, 2021, the date for the repayment of all cash advances made pursuant to the Loan Agreements, together with all accrued and unpaid interest thereon, was extended until July 15, 2021;

K.	The parties have agreed to further extend the repayment date by which the principal and interest outstanding pursuant to the Loan Agreements is to be made, as provided for herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of these presents and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereby agree as follows:

1.	Extension for the repayment of the Indebtedness; Modification of Interest Rate

1.01	Notwithstanding the provisions for the repayment of the cash advances made pursuant to the Loan Agreements, together with all accrued and unpaid interest thereon, as provided for in the Loan Agreements and pursuant to certain related promissory notes issued pursuant to the Loan Agreements, the date for the repayment of all cash advances made pursuant to the Loan Agreements, together with all accrued and unpaid interest thereon, is hereby extended until August 15, 2021.

1.02	Notwithstanding the provisions for the rate of interest applicable to cash advances made pursuant to the Loan Agreements, as provided for in the Loan Agreements and pursuant to certain related promissory notes issued pursuant to the Loan Agreements, the rate of interest that shall apply to all outstanding amounts for periods from and after May 1, 2021 shall be 13 hundredths percent (0.13%) per annum.

2.	Notices

2.01	All notices, payments and other communications given in connection with this Agreement shall be in writing, and the respective addresses of the parties for the service of any notice, payment or other communication shall be as follows:

(a)	if to the Company:

I-Minerals Inc.
Suite 880 – 580 Hornby Street
Vancouver, British Columbia, Canada
V6C 3B6

Attention: Barry Girling, Director
Email: wbg@imineralsinc.com

(b)	if to BV:

BV Lending, LLC

P.O. Box 51298
Idaho Falls, ID 83405

2194 Snake River Parkway
Suite 300
Idaho Falls, ID 83402

Attention: Cortney Liddiard, Chief Executive Officer
Email: flyfish@ballventures.com

with a copy to:

Thel W. Casper, Esq.
General Counsel to Ball Ventures, LLC

P.O. Box 51298
Idaho Falls, ID 83405

2194 Snake River Parkway
Suite 300
Idaho Falls, ID 83402

Email: tcasper@ballventures.com

Any notice, payment or other communication shall be sufficiently given if delivered by email or by hand or by reputable courier service, or, absent postal disruption, if sent by registered mail, postage prepaid, posted within either Canada or the United States of America, to the parties at their respective addresses for service as set forth above. Any notice, payment or other communication shall be deemed to have been given and received on the first business day on which it is presented during normal business hours at the address for service of the addressee. Any party may change its address for service by notice in writing to the other parties.

3.	Time of the Essence

3.01	Time shall be of the essence of this Agreement.

4.	U.S. Dollars

4.01	All references herein to dollar amounts are to lawful currency of the United States of America, unless otherwise specifically provided for herein.

5.	Headings

5.01	The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

6.	Singular and Plural, etc.

6.01	Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

7.	Entire Agreement

7.01	This Agreement constitutes the only agreement among the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This Agreement may be amended or modified in any respect by written instrument only.

8.	Severability

8.01	The invalidity or unenforceability of any particular provision of this Agreement shall not effect or limit the validity or enforceability of the remaining provisions of this Agreement.

9.	Governing Law

9.01	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. The parties irrevocably attorn to the jurisdiction of the courts of British Columbia, which will have non-exclusive jurisdiction over any matter arising out of this Agreement.

10.	Dispute Resolution

10.01	If any dispute arises between any of the Parties (the Parties in dispute being the “Participants”) concerning this Agreement or its interpretation or the respective rights, duties or liabilities of the Parties, then a Participant may give to the other Participants notice in writing of the existence of such dispute, specifying its nature and the point at issue and the Participants agree:

(a)	to try to resolve the dispute by participating in a structured negotiation with a mediator under the Commercial Mediation Rules of British Columbia International Commercial Arbitration Centre (“BCICAC”);

(b)	where a dispute is not resolved by mediation within a period of 30 days after the appointment of a mediator or within such further period of time to which the Participants agree, any Participant may refer the dispute to be finally resolved by arbitration under the BCICAC Rules. The appointing authority will be the BCICAC, the case shall be administered by the BCICAC in accordance with its “Procedures for Cases under the BCICAC Rules” and the place of arbitration shall be Vancouver, British Columbia. The appointment by the BCICAC is binding upon all of the Participants;

(c)	the arbitrator will give his decision in writing within three weeks of his being appointed and the decision, both on the dispute and on the costs of the arbitration will be final and binding upon the Participants;

(d)	the arbitrator will have full authority to rule on any question of law in the same manner as any Judge in any Court of the Province of British Columbia and the ruling of the arbitrator on any question of law will be final and binding upon the Participants; and

(e)	the failure of any Participant to abide by the decision of the arbitrator is considered a material breach of this Agreement.

This paragraph shall survive any termination of this Agreement and continues in full force and effect notwithstanding any determination by a court or the Parties that one or more other provisions of this Agreement are invalid, contrary to law or unenforceable.

11.	Successors and Assigns

11.01	The terms and provisions of this Agreement shall be binding upon and enure to the benefit of each of the parties and their respective successors and permitted assigns; provided that this Agreement shall not be assignable by any party without the written consent of each of the other parties hereto.

12.	Further Assurances

12.01	Each of the parties hereto shall do or cause to be done all such acts and things and execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

13.	Effective Date

13.01	This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

14.	Counterparts and Facsimile

14.01	This Agreement may be executed in any number of counterparts by original, facsimile or other form of electronic signature, each of which so executed shall constitute an original and all of which taken together shall form one and the same agreement.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the day and year first above written.

Executed byI-Minerals Inc. in the presence of:

/s/ “John Theobald”

Authorized Signatory

Executed byBV Lending, LLC

By:	Ball Ventures, LLC, an Idaho limited liability company, the Member

By:	BV Management Services, Inc., an Idaho corporation, the Manager

Per:	/s/ “Cortney Liddiard”
Cortney Liddiard, President

DATED:         July 15, 2021

Between:

I-Minerals Inc.

OF THE FIRST PART

And:

BV Lending, LLC

OF THE SECOND PART

AGREEMENT

Tupper Jonsson & Yeadon

1710 - 1177 West Hastings Street

Vancouver, B. C.

V6E 2L3

Telephone: (604) 640-6355

THIS TENTH AMENDING AGREEMENT is made as of July 15, 2021.

AMONG:

I-Minerals Inc., a body corporate, continued under the laws of Canada, having its head office at Suite 880 — 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6

(hereinafter called the "Company")

OF THE FIRST PART

AND:

i-minerals USA Inc., an Idaho limited liability company, having an office c/o the Company, at Suite 880 — 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6

(hereinafter called the "Subsidiary")

OF THE SECOND PART

AND:

BV Lending, LLC, an Idaho limited liability company, having its head office at Suite 300, 2194 Snake River Parkway, Idaho Falls, Idaho, U.S.A. 83402 (hereinafter called "BV")

OF THE THIRD PART

WHEREAS:

A.

Pursuant to an agreement among the parties dated October 25, 2019, as amended by an amending agreement dated November 25, 2019 (hereinafter called the “First Amending Agreement”), as amended by an amending agreement dated January 20, 2020 (hereinafter called the “Second Amending Agreement”), as amended by an amending agreement dated June 4, 2020 (hereinafter called the “Third Amending Agreement”), as amended by an amending agreement dated July 8, 2020 (hereinafter called the “Fourth Amending Agreement”), as amended by an amending agreement dated December 3, 2020 (hereinafter called the “Fifth Amending Agreement”), as amended by an amending agreement dated March 9, 2021 (hereinafter called the “Sixth Amending Agreement”), as amended by an amending agreement dated April 15, 2021 (hereinafter called the "Seventh Amending Agreement"), as amended by an amending agreement dated May 10, 2021 (hereinafter called the “Eighth Amending Agreement”), and as amended by an amending agreement dated June 15, 2021 (hereinafter called the “Ninth Amending Agreement”), with the agreement dated October 25, 2019, as amended by the First Amending Agreement, the Second Amending Agreement, the Third Amending Agreement, the Fourth Amending Agreement, the Fifth Amending Agreement, the Sixth Amending Agreement, the Seventh Amending Agreement, the Eighth Amending Agreement and the Ninth Amending Agreement hereinafter collectively called the “Loan Agreement”, B.V. agreed to advance certain funds to the Company to advance its Bovill Kaolin Project located in the State of Idaho, U.S.A.;

B.	The parties wish to further amend certain of the provisions of the Loan Agreement on the terms and conditions hereinafter set forth;

C.

The Subsidiary is a wholly-owned subsidiary of the Company and is the legal owner of the Helmer Bovill Property hosting the Bovill Kaolin Project in the State of Idaho, U.S.A., as referred to in Recital A. herein;

NOW THEREFORE THIS TENTH AMENDING AGREEMENT WITNESSETH that in consideration of these presents and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereby agree as follows:

1.	The parties agree that the Loan Agreement is hereby amended as follows.

(a)	Paragraph 2.01 is replaced in its entirety with the following:

BV hereby agrees to advance up to an additional $2,725,000 in cash to the Company in separate tranches in accordance with Schedule A attached hereto (individually an “Advance” and collectively “Advances”), with each Advance to be considered a secured loan accruing interest at the rate of (i) fourteen percent (14%) per annum, with respect to periods prior to May 1, 2021, and (ii) 13 hundredths percent (0.13%) per annum, with respect to periods from and after May 1, 2021, calculated from the date of each Advance as at May 31 and as at November 30 of each year in which such interest is payable hereunder, such interest also to be considered Advances hereunder over and above the amounts set forth in Schedule A, unless BV elects otherwise, as provided for in paragraph 2.02 herein.  If applicable this interest will be considered an Advance received on the date such interest is payable as provided for in paragraph 2.02 herein.  BV’s obligation to make the Advances is subject to satisfaction of the conditions set forth in paragraph 2.08 below.

The Company will repay to BV the principal amount of each Advance as provided for in paragraph 6.01 herein.  Advances hereunder, other than interest when considered an Advance hereunder, will be made in accordance with Schedule A attached hereto.  Advances are to be made on the first business day of each month in which Advances are to be made.

(b)	Paragraph 6.01 is replaced in its entirety with the following:

“6.01 The parties agree that the Company will repay the Indebtedness on August 15, 2021.”

(c)	Schedule A to the Loan Agreement is amended to read as follows:

SCHEDULE A

2019
			October (First Advance)	November (Second Advance	December Third Advance)
			$250,000	$250,000	$200,000
2020
February (Fourth Advance)	March (Fifth Advance)	April (Sixth Advance)	July (Seventh Advance)	August (Eighth Advance)	September (Ninth Advance)
up to $200,000	up to $200,000	up to $200,000	up to $150,000	up to $200,000	up to $200,000

October (Tenth Advance)	November (Eleventh Advance)	December (Twelfth Advance)
up to $200,000	up to $200,000	up to $250,000
2021
			July (Thirteenth Advance)	August (Fourteenth Advance)
			up to $112,500	up to $112,500

2.	Except as amended by this Tenth Amending Agreement, all of the other terms and conditions of the Loan Agreement remain in full force and effect.

3.

Each of the parties agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances that may be required in order to carry out the true intent and meaning of this Tenth Amending Agreement.

4.

This Tenth Amending Agreement and any certificate or other writing delivered in connection herewith may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Tenth Amending Agreement or such other writing, as the case may be, taken together, will be deemed to be one and the same instrument. The execution of this Tenth Amending Agreement or any other writing by any party hereto will not become effective until each party hereto has executed a counterpart of this Tenth Amending Agreement or any other writing, as the case may be.

5.

Each of the parties hereto will be entitled to rely upon delivery by facsimile or by email of executed copies of this Tenth Amending Agreement and any certificates or other writings delivered in connection herewith, and such facsimile or emailed copies will be legally effective to create a valid and binding agreement among the parties in accordance with the terms and conditions of this Tenth Amending Agreement.

6.	This Tenth Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

IN WITNESS WHEREOF the parties have executed and delivered this Tenth Amending Agreement as of the day and year first above written.

Executed by I-Minerals Inc. in the presence of:
/s/ “John Theobald” Authorized Signatory
Executed by i-minerals USA Inc. in the presence of:
/s/ “John Theobald” Authorized Signatory

Executed by

BV Lending, LLC

By:       Ball Ventures, LLC, an Idaho limited

liability company, the Member

By: BV Management Services, Inc., an Idaho

corporation, the Manager

            Per:      /s/ “Cortney Liddiard”

                        Cortney Liddiard, President

DATED: July __, 2021

Between:

I-Minerals Inc.

OF THE FIRST PART

And:

i-minerals USA Inc.

OF THE SECOND PART

And:

BV Lending, LLC

OF THE THIRD PART

TENTH AMENDING AGREEMENT

Tupper Jonsson & Yeadon

1710 - 1177 West Hastings Street

Vancouver, B. C.

V6E 2L3

Telephone: (604) 640-6355